UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2011

MERCER GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1620-200 Burrard Street, Vancouver, BC	V6C3L6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 604 681 3130

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In accordance with board approval, we filed a Certificate of Change with the Nevada Secretary of State on April 14, 2011 to give effect to a reverse split of our authorized and issued and outstanding shares of common stock on a three (3) old for one (1) new basis.

Subsequently, the directors agreed it was in the best interest of the Company to amend the reverse split to a ratio of four (4) old for one (1) new such that the Company’s authorized capital will be decreased from 562,500,000 shares of common stock with a par value of $0.001 to 140,625,000 shares of common stock with a par value of $0.001 and, correspondingly, the Company’s issued and outstanding shares of common stock will be decreased from 69,837,500 shares of common stock to 17,459,375 shares of common stock. Accordingly, on April 28, 2011 the Company filed a Certificate of Correction with the Nevada Secretary of State to effect the four (4) old for one (1) new reverse split.

Item 7.01 Regulation FD Disclosure

The reverse split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on May 12, 2011 under the symbol "MRGPD". The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our symbol will revert back to the original symbol "MRGP". Our new CUSIP number is 58805R204.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on April 15, 2011.

3.2	Certificate of Correction filed with the Nevada Secretary of State on April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER GOLD CORPORATION

/s/ “William D. Thomas”
William D. Thomas
Chief Financial Officer, Secretary, Treasurer
and Director

May 11, 2011